United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) October 3, 2016

madison technologies inc.
(Exact name of registrant as specified in its chapter)

Nevada	000-51302	00-0000000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4448 Patterdale Drive, North Vancouver, BC	V7R 4L8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 326-0110

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.01. Changes in Control of Registrant.

On September 26, 2016, Thomas Brady and Steven Cozine entered into a share purchase agreement for the purchase and sale of 3,088,500 shares in the capital of Madison for the purchase price of $1,000.00. For more details, see Exhibit 10.1 – Share Purchase Agreement.

As a result of the purchase and sale of the 3,088,500 shares, there was a change in control in the voting shares of Madison. Thomas Brady, is now the beneficial owner of 27.32% of the issued and outstanding shares of common stock in the capital of Madison.

Prior to the purchase and sale of shares, no shareholder beneficially owned 5% or more of the issued and outstanding shares of common stock, with the exception of Mr. Cozine, who owned 29.5% of the issued and outstanding shares of common stock in the capital of Madison and Mr. Joseph Gallo, who owned 27.3% of the issued and outstanding shares of common stock in the capital of Madison.

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.1, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibit 10.1 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Share Purchase Agreement dated September 26, 2016 between Thomas Brady and Steven Cozine.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Madison Wireless Corp has caused this report to be signed on its behalf by the undersigned duly authorized person.

MADISON WIRELESS CORP

Dated: October 3, 2016	By:	/s/ Thomas Brady
Thomas Brady – President & CEO

Exhibit 10.1

Share Purchase Agreement